EXHIBIT 99.1

Lumera Corporation to Hold Conference Call to Discuss Q3 2008 Results and Update on Merger Progress

BOTHELL, Wash., Sep 29, 2008 (BUSINESS WIRE) -- Lumera Corporation (NASDAQ:LMRA), a leader in photonic communications, will hold its quarterly conference call to discuss third quarter results on Tuesday, October 21, 2008 at 4:30 PM Eastern Time (1:30 PM Pacific Time) following the announcement of its quarterly results. Joining Lumera Corporation management on the call will be Dr. Avi Katz, CEO of GigOptix LLC and future CEO of GigOptix Inc, who will give a presentation on his vision for the combined companies.

Details to access the conference call and the live audio web cast are as follows:

Conference call
(Please call approximately ten minutes prior to the scheduled start of the call)
Toll-free: 800.561.2718
International callers: 617.614.3525
Pass code: 88482835
Live Audio web cast: www.Lumera.com
Replay and archive information:
(Telephone replay available until October 28, 2008, 6:30 PM)
Toll-free: 888.286.8010
International callers: 617.801.6888
Pass code: 48728916
Web cast will be archived on the Company's website at www.Lumera.com

About Lumera
Lumera is a leader in photonic communications. The company designs electro-optic components based on proprietary polymer compounds for the telecommunications and computing industries. For more information, please visit www.lumera.com.
SOURCE: Lumera Corporation
Lumera Corporation
Helene F. Jaillet (Investor Relations), 425-398-6546
or
The Summit Group Communications
Todd Wolfenbarger (Media), 801-595-1155
http://www.lumera.com